Exhibit 10(a)
      Written Consent of Jorden Burt Boros Cicchetti Berenson & Johnson LLP



                                           April 18, 2000


First Great-West Life & Annuity Insurance Company
125 Wolf Road
Albany, NY 12205

     Re:  Variable  Annuity-1 Series Account  Post-Effective  Amendment No. 5 to
          the  Registration   Statement  on  Form  N-4  Files  Nos.   333-25289;
          811-08183

Ladies and Gentlemen:

     We have acted as counsel to First Great-West Life & Annuity Life & Annuity Insurance Company, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the Contracts described in the above-referenced registration statement. We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus filed today with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                             Very truly yours,


     /s/Jorden Burt Boros  Cicchetti  Berenson & Johnson  LLP Jorden  Burt Boros
          Cicchetti Berenson & Johnson LLP